UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2014

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On May 19, 2014, the Board of Directors of ConnectOne Bank, the wholly-owned subsidiary of ConnectOne Bancorp, Inc. and a New Jersey State chartered commercial bank (the “ConnectOne Bank”), received the approval of the New Jersey Department of Banking and Insurance of ConnectOne Bank’s merger with Union Center National Bank, the Registrant’s wholly-owned subsidiary, under the Agreement and Plan of Merger by and between the Registrant and ConnectOne Bancorp, Inc., dated January 20, 2014 and filed with the Commission on January 21, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K. Subsequently, on May 23, 2014, the Registrant received the non-objection to consummation of the proposed transaction without the filing of a formal application pursuant to the Bank Holding Company Act from the Federal Reserve Board of New York.

The Registrant and ConnectOne Bancorp, Inc. have now received all necessary bank regulatory approvals to consummate the transaction, and may close the transaction subject to: (i) the receipt of the approval of the shareholders of both ConnectOne Bancorp, Inc. and the Registrant, and (ii) each other outstanding closing condition being satisfied. The shareholders’ meetings are scheduled for June 24, 2014. The Registrant and ConnectOne Bancorp, Inc. anticipate a closing on July 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By: /s/ Anthony C. Weagley

Name:   Anthony C. Weagley

Title:     President and Chief Executive Officer

Dated: May 29, 2014

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